Exhibit 10.3

August 22, 2024

Plum Acquisition Corp. III

2021 Fillmore St., #2089

San Francisco, CA 94115

Re: Sponsor Parties Lock-Up Agreement

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to Plum Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), and Plum III Merger Corp., a corporation formed under the Laws of the Province of British Columbia (“Pubco”), and entered into by and among Mercury Capital, LLC, a Delaware limited liability company (the “Current Sponsor”), Alpha Partners Technology Merger Sponsor LLC, a Delaware limited liability company (the “Former Sponsor” and, together with the Current Sponsor, the “Sponsors”), and the individuals signatory hereto, each of whom is a member of the Company’s board of directors and/or management team or otherwise holds Ordinary Shares originally issued to the Sponsors (each, an “Insider” and, collectively, the “Insiders”), in conjunction with that certain Business Combination Agreement, dated as of the date hereof (the “BCA,” and the transactions contemplated by the Business Combination Agreement, the “Business Combination”), by and among the Company, Pubco, Plum III Amalco Corp., a corporation formed under the laws of the Province of British Columbia and a direct, wholly owned subsidiary of the Company, and Tactical Resources Corp., a corporation formed under the laws of the Province of British Columbia (“Tactical”).

In order to induce the Company and Tactical to enter into the BCA, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Sponsors and the Insiders hereby agrees with the Company and Pubco as follows:

1.	Each Sponsor and each Insider agrees that it, he or she shall (i) vote any Ordinary Shares (as defined below) owned by it, him or her in favor of the Business Combination and (ii) not redeem any Ordinary Shares owned by it, him or her in connection with such shareholder approval.

2.	(a) Each Sponsor and each Insider agrees that it, he or she shall not Transfer any of their Class B Ordinary Shares (or any of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) issuable upon conversion thereof, or any securities into which Class B Ordinary Shares or Class A Ordinary Shares are converted or exchangeable pursuant to the Business Combination) (“Lock-Up Shares”) until the date that is the day immediately following the six-month anniversary of the completion of the Business Combination (the “Lock-Up Restriction”); provided, however, that following the consummation of the Business Combination, (i) if a Stock Price Level equal to or greater than $15.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) is achieved, the Lock-Up Restriction shall expire with respect to one-third of the Lock-Up Shares held by each such person, (ii) if a Stock Price Level equal to or greater than $20.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) is achieved, the Lock-Up Restriction shall expire with respect to an additional one-third of the Lock-Up Shares held by each such person, and (iii) if a Stock Price Level equal to or greater than $25.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) is achieved, the Lock-Up Restriction shall expire with respect to the last one-third of the Lock-Up Shares held by each such person; and provided, further, that, subsequent to the Business Combination, the Lock-Up Restriction shall expire with respect to all Lock-Up Shares held by each such person on the date on which the Company (or the ultimate parent company of which the Company becomes a direct or indirect wholly owned subsidiary pursuant to the Business Combination) completes a liquidation, merger, amalgamation, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s Public Shareholders (or the public shareholders of the ultimate parent company of which the Company becomes a direct or indirect wholly owned subsidiary pursuant to the Business Combination) having the right to exchange their Class A Ordinary Shares (or any securities into which Class A Ordinary Shares are converted or exchangeable pursuant to the Business Combination) for cash, securities or other property, other than any such transaction which does not result in a person or group (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of persons (other than the Company (or the ultimate parent company of which the Company becomes a direct or indirect wholly owned subsidiary pursuant to the Business Combination) or any of its subsidiaries) becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) or otherwise acquiring control, directly or indirectly, of more than 50% of (A) the consolidated assets of the Company (or the ultimate parent company of which the Company becomes a direct or indirect wholly owned subsidiary pursuant to the Business Combination) and its subsidiaries or (B) the total voting power of the equity securities of the Company (or the ultimate parent company of which the Company becomes a direct or indirect wholly owned subsidiary pursuant to the Business Combination) (such lock-up period, the “Founder Shares Lock-up Period”). For purposes hereof: (x) “Stock Price Level” means the daily volume weighted average closing sale price per share of the Class A Ordinary Shares (or any securities into which Class A Ordinary Shares are converted or exchangeable pursuant to the Business Combination) as quoted on Nasdaq (or such other principal securities exchange or securities market on which such shares are then traded) for any 20 Trading Days within any 30 consecutive Trading Day period; (y) “Trading Day” means any day on which the Class A Ordinary Shares (or any securities into which Class A Ordinary Shares are converted or exchangeable pursuant to the Business Combination) are actually traded on the principal securities exchange or securities market on which the Class A Ordinary Shares (or any securities into which Class A Ordinary Shares are converted or exchangeable pursuant to the Business Combination) are then traded; and (z) “Nasdaq” means the Nasdaq Stock Market.

(b) Each Sponsor and each Insider agrees that it, he or she shall not, and shall not permit any of their respective affiliates to, Transfer any of their Private Placement Units, private placement shares, private placement warrants, Founder Units, founder warrants or Class A Ordinary Shares of the Company issued upon conversion or exercise thereof (or any securities into which any of the foregoing are converted or exchangeable pursuant to the Business Combination) until 30 days after the completion of the Business Combination (the “Private Placement Units Lock-up Period”, and together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 2(a) and 2(b), Transfers of the Founder Units, Private Placement Units and the Class A Ordinary Shares underlying the private placement warrants that are held by the Sponsors, affiliates of the Sponsors, any Insider or any of their permitted transferees (that have complied with this paragraph 2(c)), are permitted (i) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors, any affiliate of the Sponsors or to any members of the Sponsors or any of their affiliates; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Business Combination at prices no greater than the price at which the securities were originally purchased; (vi) in the event of the Company’s liquidation prior to the completion of the Business Combination; (vii) by virtue of the laws of the Cayman Islands or the Sponsors’ respective limited liability company agreement upon dissolution of such Sponsor; or (viii) in the event of the Company’s liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of the Business Combination; provided, however, that in the case of clauses (i) through (v) or (vii), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement (including provisions relating to voting, the Trust Account and liquidating distributions).

3.	Each Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company is true and accurate in all respects and does not omit any material information with respect to the Insider’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act. Each Sponsor and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. Each Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

4.	Except as disclosed in the BCA, neither the Sponsors nor any officer, nor any affiliate of the Sponsors or any officer, nor any director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, non-cash payments, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the Business Combination: repayment of a loan and advances up to an aggregate of $300,000 made to the Company by any Sponsor; payment to any Sponsor for certain office space, utilities, secretarial and administrative support services provided to the Company and other expenses and obligations of such Sponsor as may be reasonably required by the Company for a total up to $55,000 per month; reimbursement for any reasonable out-of-pocket expenses related to identifying, investigating, negotiating and completing the Business Combination, and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by any Sponsor or an affiliate of such Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with the Business Combination, provided, that, if the Company does not consummate the Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment. Up to $1,500,000 of such loans may be convertible into units of the post-business combination company at a price of $10.00 per unit at the option of the lender. Such units would be identical to the Private Placement Units, including as to exercise price, exercisability and exercise period.

5.	The Company, each Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company.

6.	As used herein, (i) “Ordinary Shares” shall mean the Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), of the Company (or any securities into which Ordinary Shares are converted or exchangeable pursuant to the Business Combination); (ii) “Founder Units” shall mean the 7,062,500 units of the Company issued and outstanding consisting of one Class B Ordinary Share and one-third of one warrant exercisable for one Class B Ordinary Share; (iii) “Private Placement Units” shall mean the 865,000 units held by the Former Sponsor; (iv) “Public Shareholders” shall mean the holders of securities issued in the Company’s initial public offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Company’s initial public offering and the sale of the Private Placement Units have been deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

7.	The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available pursuant to such policy or policies for any of the Company’s directors or officers.

8.	This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

9.	No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

10.	Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

11.	This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12.	This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

13.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

14.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

15.	This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods and (ii) the liquidation of the Company.

[Signature Page Follows]

Sincerely,

MERCURY CAPITAL, LLC

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Managing Member

ALPHA PARTNERS TECHNOLOGY
MERGER SPONSOR LLC

By:	/s/ Steve Brotman
Name:	Steve Brotman
Title:	Manager

By:	/s/ Kanishka Roy
Name:	Kanishka Roy

Acknowledged and Agreed:

PLUM ACQUISITION CORP. III

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	President and Chief Executive Officer

PLUM III MERGER CORP.

By:	/s/ Kanishka Roy
Name:	Kanishka Roy
Title:	Chief Executive Officer

[Signature Page to Sponsor Parties Lock-Up Agreement]